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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF JUNE 30, 1999



                                                  Three months ended June 30,     Six months ended June 30,
                                                  ---------------------------     -------------------------
                                                    1999            1998            1999            1998
                                                  ---------       ---------       ---------       ---------
Shares outstanding at beginning of period         5,300,144       5,300,144       5,300,144       5,300,144
     10,169 shares issued on March 15, 1998          10,169          10,169          10,169           3,978
     8,695 shares issued on June 15, 1998             8,695           1,433           8,695             721
     13,483 shares issued on September 15, 1998      13,483              --          13,483              --
     8,571 shares issued on December 15, 1998         8,571              --           8,571              --
                                                  ---------       ---------       ---------       ---------
Weighted average number of shares                 5,341,062       5,311,746       5,341,062       5,304,843
                                                                  =========                       =========
     1,000,000 shares issued on January 11, 1999  1,000,000                         939,227
     9,677 shares issued on March 15, 1999            9,677                           5,721
     5,000 shares issued on March 30, 1999            5,000                           2,541
     9,677 shares issued on June 15, 1999             1,595                             802
                                                  ---------                       ---------
Weighted average number of shares                 6,357,334                       6,289,353
                                                  ==========                      =========
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